Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Claire S. Bean, Chief Financial Officer & C.O.O. Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 6202 www.northeastbank.com

Northeast Bancorp Reports Third Quarter Results, Declares Dividend

Lewiston, ME (April 30, 2012) – Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $168 thousand, or $0.02 per diluted common share, for the quarter ended March 31, 2012. For the nine months ended March 31, 2012, the Company earned net income of $1.1 million, or $0.23 per diluted common share.

The Board of Directors has declared a cash dividend of $0.09 per share, payable on May 29, 2012 to shareholders of record as of May 14, 2012.

Results for the three and nine months ended March 31, 2012 include net income from discontinued operations of $14 thousand and $1.1 million, respectively. As announced in the first quarter of fiscal year 2012, the assets of Northeast’s insurance agency division were acquired by local agencies in two separate transactions. The sale yielded a pre-tax gain of $1.6 million and increased the Company’s tangible capital by $8.4 million. At March 31, 2012, the Company’s tangible book value per share was $15.94, compared to $13.58 at June 30, 2011.

“During the third quarter, we made continued progress on the implementation of our business strategy,” said Richard Wayne, President and Chief Executive Officer of Northeast. “We launched the pilot of our affinity deposit program, ableBanking, which is now taking deposits, and grew our purchased loan portfolio. Since our merger with FHB Formation at the end of 2010, we have made substantial investments in building our purchased loan capacity, and in enhancing the operational capacity of the Bank overall. We have also invested in new people and technology to support the growth of our affinity deposit program, ableBanking. We expect that these investments will serve us well as we seek to grow our new business initiatives to scale over the next several years.”

During the nine month period ended March 31, 2012, the Company purchased loans totaling $59.8 million, and has since purchased an additional $14.6 million in the month ended April 30, 2012. The total return realized on this portfolio, including transactional income, was 13.9% for the quarter and 15.2% for the nine months ended March 31, 2012. “We are very pleased with the progress of our loan purchasing business,” Wayne noted. “While transactional income, which includes accelerated accretion recognized on loan payoffs and gains on sales of purchased loans, may vary significantly from quarter to quarter, we are encouraged by the results in the 10 months since we launched this new business line.”

Quarterly results included the following items of significance:

1.	The Company’s net interest margin (“NIM”) was 3.44% for the quarter ended March 31, 2012. The Company’s NIM has benefited from growth in the Company’s purchased loan portfolio, which increased to $56.9 million at March 31, 2012 from $637 thousand at June 30, 2011. The yield on the purchased loan portfolio was 12.2% and 14.2% for the three and nine months ended March 31, 2012, respectively, compared to yields of 5.8% and 6.0% on the originated loan portfolio, respectively, for the same periods. The following summarizes interest income and related yields recognized on the Company’s purchased and originated loans.

	Interest Income and Yield on Loans
	Three Months Ended March 31, 2012			Nine Months Ended March 31, 2012
	Average Balance	Interest Income	Yield	Average Balance	Interest Income	Yield
			(Dollars in thousands)
Loans - originated	$297,100	$4,298	5.82%	$305,701	$13,751	5.99%
Loans - purchased	51,677	1,572	12.23%	29,315	3,130	14.21%

Total	$348,777	$5,870	6.77%	$335,016	$16,881	6.71%

The yield on purchased loans was increased by unscheduled loan payoffs during the three and nine month periods ended March 31, 2012, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The Company also realized $219 thousand related to sales of purchased loans during the quarter ended March 31, 2012. The following table details the “total return” on purchased loans, based on regularly scheduled interest and accretion, accelerated accretion, and other income recognized upon unscheduled loan payoffs or sales.

	Total Return on Purchased Loans
	Three Months Ended March 31, 2012		Nine Months Ended March 31, 2012
	Income	Return (1)	Income	Return (1)
		(Dollars in thousands)
Regularly scheduled interest and accretion	$1,298	10.10%	$2,374	10.78%
Transactional income:
Gains on loan sales	219	1.70%	219	0.99%
Accelerated accretion and fees recognized on loan payoffs	274	2.13%	756	3.43%

Total	$1,791	13.94%	$3,349	15.20%

(1)	The total return on purchased loan represents interest and noninterest income recorded during the period divided by the average purchased loan balance, on an annualized basis.

2.	A net gain on sale of available-for-sale investment securities of $731 thousand.

3.	Increased noninterest expenses, including staffing and infrastructure costs associated with the Company’s investment in its new loan purchasing and deposit initiatives, to provide for future growth. The quarter also included certain non-recurring expenses, including compensation costs aggregating $201 thousand, largely the result of terminating the Company’s self-insured employee benefits program and replacing it with a third-party insurance program. The Company also incurred $207 thousand in nonrecurring professional fees, principally consulting costs associated with new information technology initiatives and nonrecurring legal expense.

Total assets declined by $1.4 million or 0.2% to $595.0 million at March 31, 2012, compared to total assets of $596.4 million at June 30, 2011. The principal components of the change in the balance sheet during the nine months ended March 31, 2012 were as follows:

1.	A $31.3 million, or 13.4%, decrease in cash and investments, principally as a result of growth in loans during the period. At quarter end, the Company continues to maintain a level of balance sheet liquidity that is intended, in part, for future purchases of commercial loans.

2.	Loan growth of $35.9 million, or 11.6%, principally due to growth of $56.3 million in loans purchased by the Company’s Loan Acquisition and Servicing Group, offset in part by amortization and payoffs from the originated loan portfolio of $20.4 million;

3.	A $4.6 million, or 3.7%, reduction in borrowed funds, resulting primarily from the $2.1 million repayment of insurance agency debt in connection with the sale of the Company’s insurance agency division assets;

4.	A $2.6 million, or 0.7%, increase in deposits. The Bank’s new affinity deposit program, ableBanking, recently launched its pilot program, and at quarter end had raised $1.1 million of new deposits.

5.	An $8.4 million, or 63.8%, decrease in intangible assets, resulting primarily from the sale of insurance agency division assets.

During the nine months ended March 31, 2012, nonperforming assets decreased by 22.8% to $6.1 million or 1.0% of total assets, from $7.9 million, or 1.3%, of total assets at June 30, 2011, and loans past due 30 days or more as a percentage of total loans decreased to 2.1% at March 31, 2012 from 2.4% at June 30, 2011.

At March 31, 2012, the Company’s Tier 1 leverage ratio was 11.9%, an increase from 10.4% at June 30, 2011 and the total risk-based capital ratio was 19.5%, an increase from 19.0% at June 30, 2011.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full service bank headquartered in Lewiston, Maine. Northeast Bank derives its income from a combination of traditional banking services as well as from its Loan Acquisition and Servicing Group, which purchases performing commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, which launched its pilot in the first quarter of calendar 2012, offers savings products to consumers online, through affinity partnerships with non-profit organizations. Northeast Bank operates ten full-service branches, four investment centers and three loan production offices that serve individuals and businesses located in western and south-central Maine and southern New Hampshire. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

On December 29, 2010, FHB Formation LLC (“FHB”) merged with and into Northeast, with Northeast as the surviving company. The Company applied the acquisition method of accounting, as described in Accounting Standards Codification 805, Business Combinations, to this transaction, which represents an acquisition by FHB of Northeast, with Northeast as the surviving company. As a result, the Company’s financial statements from the periods prior to the transaction date are not directly comparable to the financial statements for periods subsequent to the transaction date. To make this distinction, the Company has labeled balances and results of operations prior to the transaction date as “Predecessor Company” and balances and results of operations for periods subsequent to the transaction date as “Successor Company.” The lack of comparability arises from the assets and liabilities having new accounting bases as a result of recording them at their fair values as of the transaction date rather than at historical cost basis. To denote this lack of comparability, the Company has placed a heavy black line between the Successor Company and Predecessor Company columns in its consolidated financial statements and, where applicable, in this discussion.

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; changes in the rules of participation for the Troubled Asset Relief Program Capital Purchase Program promulgated by the U.S. Department of the Treasury under the Emergency Economic Stabilization Act of 2008, which may be changed unilaterally and restrictively by legislative or regulatory actions; establishment of a consumer financial protection bureau with broad authority to implement new consumer protection regulations; the risk that we may not be successful in the implementation of our business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and we do not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

IMPORTANT NOTE: Securities and Advisory Services offered through Commonwealth Financial Network, Member FINRA, SIPC, and a Registered Investment Adviser. Securities are not FDIC insured, not bank obligations or otherwise bank guaranteed and may lose value. Northeast Financial is located at 202 Rte. 1, Suite 206, Falmouth, ME 04105.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2012	June 30, 2011
Assets
Cash and due from banks	$2,609	$3,227
Short-term investments	62,271	80,704
Total cash and cash equivalents	64,880	83,931

Available-for-sale securities, at fair value	136,730	148,962
Loans held for sale	6,354	5,176

Loans
Commercial real estate	164,060	117,761
Residential real estate	140,226	145,477
Construction	1,497	2,015
Commercial business	21,635	22,225
Consumer	18,359	22,435

Total loans	345,777	309,913
Less: Allowance for loan losses	748	437

Loans, net	345,029	309,476

Premises and equipment, net	8,918	8,271
Repossessed collateral, net	915	690
Accrued interest receivable	1,659	1,244
Federal Home Loan Bank stock, at cost	4,602	4,889
Federal Reserve Bank stock, at cost	871	871
Intangible assets, net	4,749	13,133
Bank owned life insurance	14,171	13,794
Other assets	6,074	5,956

Total assets	$594,952	$596,393

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Demand	$41,613	$48,215
Savings and interest checking	88,860	89,804
Money market	45,589	48,695
Time deposits	227,673	214,404

Total deposits	403,735	401,118

Federal Home Loan Bank advances	43,567	43,922
Structured repurchase agreements	66,636	68,008
Short-term borrowings	1,836	2,515
Junior subordinated debentures issued to affiliated trusts	8,066	7,957
Capital lease obligation	1,953	2,075
Other borrowings	—	2,229
Other liabilities	4,289	3,615

Total liabilities	530,082	531,439

Commitments and contingencies
Stockholders’ equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; 4,227 shares issued and outstanding at March 31, 2012 and June 30, 2011; liquidation preference of $1,000 per share	4	4
Voting common stock, $1.00 par value, 13,500,000 shares authorized; 3,312,173 issued and outstanding at March 31, 2012 and June 30, 2011	3,312	3,312
Non-voting common stock, $1.00 par value, 1,500,000 shares authorized 195,351 issued and outstanding at March 31, 2012 and June 30, 2011	195	195
Warrants to purchase common stock	406	406
Additional paid-in capital	50,129	49,700
Unearned restricted stock	(136)	(163)
Retained earnings	11,601	11,726
Accumulated other comprehensive loss	(641)	(226)

Total stockholders’ equity	64,870	64,954

Total liabilities and stockholders’ equity	$594,952	$596,393

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Successor Company (1)				Predecessor Company (2)
	Three Months Ended March 31, 2012	Nine Months Ended March 31, 2012	Three Months Ended March 31, 2011	93 Days Ended March 31, 2011	181 Days Ended December 28, 2010
Interest and dividend income:
Interest on loans	$5,870	$16,881	$5,649	$5,845	$11,210
Interest and dividends on available-for-sale securities	422	1,602	910	954	3,111
Dividends on regulatory stock	15	48	12	13	18
Other interest and dividend income	45	128	33	34	39

Total interest and dividend income	6,352	18,659	6,604	6,846	14,378

Interest expense:
Deposits	875	2,548	774	816	2,796
Federal Home Loan Bank advances	256	772	284	299	918
Structured repurchase agreements	247	744	249	272	1,392
Short-term borrowings	7	15	60	67	376
Junior subordinated debentures issued to affiliated trusts	188	556	174	180	340
Obligation under capital lease agreements	25	76	26	28	55

Total interest expense	1,598	4,711	1,567	1,662	5,877

Net interest and dividend income before provision for loan losses	4,754	13,948	5,037	5,184	8,501
Provision for loan losses	100	634	49	49	912

Net interest and dividend income after provision for loan losses	4,654	13,314	4,988	5,135	7,589

Noninterest income:
Fees for other services to customers	326	1,036	310	323	698
Net securities gains	731	1,111	47	47	17
Gain on sales of loans held for sale	634	2,060	490	539	1,867
Gain (loss) on sales of portfolio loans	219	422	(195)	(195)	—
Investment commissions	720	2,111	709	734	1,174
Bank-owned life insurance income	124	377	126	131	250
Bargain purchase gain	—	—	296	15,216	—
Other noninterest income	13	120	144	152	225

Total noninterest income	2,767	7,237	1,927	16,947	4,231

Noninterest expense:
Salaries and employee benefits	4,093	11,539	3,958	4,097	4,949
Occupancy and equipment expense	970	2,735	773	795	1,352
Professional fees	539	1,231	374	383	509
Data processing fees	260	823	274	283	521
Marketing expense	142	487	216	220	230
FDIC insurance premiums	125	364	170	175	346
Intangible asset amortization	262	935	306	306	—
Merger expense	—	—	132	3,182	94
Other noninterest expense	861	2,668	893	997	1,454

Total noninterest expense	7,252	20,782	7,096	10,438	9,455

Income (loss) from continuing operations before income tax expense (benefit)	169	(231)	(181)	11,644	2,365
Income tax expense (benefit)	15	(209)	(217)	(233)	698

Net income (loss) from continuing operations	$154	$(22)	$36	$11,877	$1,667

Discontinued operations:
Income from discontinued operations	$—	$186	$184	$176	$94
Gain on sale of discontinued operations	22	1,551	—	—	105
Income tax expense	8	600	64	62	70

Net income from discontinued operations	14	1,137	120	114	129

Net income	$168	$1,115	$156	$11,991	$1,796

Net income available to common stockholders	$70	$821	$58	$11,891	$1,677

Weighted-average shares outstanding:
Basic	3,494,498	3,494,498	3,492,498	3,492,498	2,330,197
Diluted	3,512,273	3,494,498	3,559,873	3,560,278	2,354,385
Earnings per common share:
Basic:
Income (loss) from continuing operations	$0.02	$(0.09)	$(0.01)	$3.36	$0.66
Income from discontinued operations	0.00	0.32	0.03	0.03	0.06

Net income	$0.02	$0.23	$0.02	$3.39	$0.72

Diluted:
Income (loss) from continuing operations	$0.02	$(0.09)	$(0.01)	$3.30	$0.66
Income from discontinued operations	0.00	0.32	0.03	0.03	0.05

Net income	$0.02	$0.23	$0.02	$3.33	$0.71

(1)	“Successor Company” means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010.
(2)	“Predecessor Company” means Northeast Bancorp and its subsidiary prior to the closing of the merger with FHB Formation LLC on December 29, 2010.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Successor Company (1)
	Three Months Ended March 31, 2012			Nine Months Ended March 31, 2012
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning assets:
Investment securities (3)	$132,681	$422	1.28%	$139,834	$1,602	1.52%
Loans (4) (5)	348,777	5,870	6.77%	335,016	16,881	6.71%
Regulatory stock	5,697	15	1.06%	5,740	48	1.11%
Short-term investments (6)	67,887	45	0.27%	71,243	128	0.24%

Total interest-earning assets	555,042	6,352	4.60%	551,833	18,659	4.50%

Cash and due from banks	2,881			2,927
Other non-interest earning assets	35,651			37,143

Total assets	$593,574			$591,903

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$54,242	$48	0.36%	$55,080	$170	0.41%
Money market accounts	43,602	38	0.35%	44,613	130	0.39%
Savings accounts	32,923	12	0.15%	32,907	56	0.23%
Time deposits	227,182	777	1.38%	221,127	2,192	1.32%

Total interest-bearing deposits	357,949	875	0.98%	353,727	2,548	0.96%
Short-term borrowings (7)	1,321	7	2.13%	1,030	15	1.94%
Borrowed funds	112,468	528	1.89%	113,109	1,592	1.87%
Junior subordinated debentures	8,047	188	9.40%	8,009	556	9.24%

Total interest-bearing liabilities	479,785	1,598	1.34%	475,875	4,711	1.32%

Interest-bearing liabilities of discontinued operations (8)	—			380

Non-interest bearing liabilities:
Demand deposits and escrow accounts	44,249			45,771
Other liabilities	3,972			4,267

Total liabilities	528,006			526,293
Stockholders’ equity	65,568			65,610

Total liabilities and stockholders’ equity	$593,574			$591,903

Net interest income		$4,754			$13,948

Interest rate spread			3.26%			3.18%
Net interest margin (9)			3.44%			3.36%

(1)	“Successor Company” means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010.
(2)	“Predecessor Company” means Northeast Bancorp and its subsidiary prior to the closing of the merger with FHB Formation LLC on December 29, 2010.
(3)	Interest income and yield are stated on a fully tax-equivalent basis using a 30.84 % tax rate.
(4)	Includes Loans held for sale.
(5)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(6)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(7)	Short term borrowings include securities sold under repurchase agreements and sweep accounts.
(8)	The average balance of borrowings associated with discontinued operations has been excluded from interest expense, interest rate spread, and net interest margin.
(9)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEASTBANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Successor Company (1)			Predecessor Company (2)
	Three Months Ended March 31, 2011			181 Days Ended December 28, 2010
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning assets:
Investment securities (3)	$143,482	$910	2.67%	$161,894	$3,182	3.96%
Loans (4) (5)	357,376	5,649	6.41%	385,286	11,210	5.87%
Regulatory stock	5,486	12	0.89%	5,486	18	0.66%
Short-term investments (6)	58,683	33	0.23%	39,212	39	0.20%

Total interest-earning assets	565,027	6,604	4.76%	591,878	14,449	4.92%

Cash and due from banks	3,423			3,340
Other non-interest earning assets	44,046			34,724

Total assets	$612,496			$629,942

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$55,994	$79	0.57%	$53,780	$183	0.69%
Money market accounts	54,041	70	0.53%	55,955	213	0.77%
Savings accounts	35,638	34	0.39%	38,303	99	0.52%
Time deposits	198,172	591	1.21%	196,318	2,301	2.36%

Total interest-bearing deposits	343,845	774	0.91%	344,356	2,796	1.64%
Short-term borrowings (7)	34,822	60	0.70%	53,873	376	1.41%
Borrowed funds	117,152	559	1.94%	117,688	2,365	4.05%
Junior subordinated debentures	7,902	174	8.93%	16,496	340	4.16%

Total interest-bearing liabilities	503,721	1,567	1.26%	532,413	5,877	2.23%

Interest-bearing liabilities of discontinued operations (8)	2,134			2,462

Non-interest bearing liabilities:
Demand deposits and escrow accounts	37,379			37,941
Other liabilities	4,444			5,576

Total liabilities	547,678			578,392
Stockholders’ equity	64,818			51,550

Total liabilities and stockholders’ equity	$612,496			$629,942

Net interest income		$5,037			$8,572

Interest rate spread			3.50%			2.69%
Net interest margin (9)			3.62%			2.92%

(1)	“Successor Company” means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010.
(2)	“Predecessor Company” means Northeast Bancorp and its subsidiary prior to the closing of the merger with FHB Formation LLC on December 29, 2 010.
(3)	Interest income and yield are stated on a fully tax-equivalent basis using a 30.84% tax rate.
(4)	Includes Loans held for sale.
(5)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(6)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(7)	Short term borrowings include securities sold under repurchase agreements and sweep accounts.
(8)	The average balance of borrowings associated with discontinued operations has been excluded from interest expense, interest rate spread , and net interest margin.
(9)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Successor Company (1)
	Three Months Ended March 31, 2012	Nine Months Ended March 31, 2012
Net interest income	$4,754	$13,948
Net income	$168	$1,115

Weighted average common shares outstanding:
Basic	3,494,498	3,494,498
Diluted	3,512,273	3,494,498
Earnings per common share:
Basic	$0.02	$0.23
Diluted	$0.02	$0.23
Dividends per common share	$0.09	$0.27

Return on average assets	0.11%	0.25%
Return on average equity	1.03%	2.26%
Net interest rate spread (2)	3.26%	3.18%
Net interest margin (3)	3.44%	3.36%
Efficiency ratio (4)	96.42%	98.10%
Noninterest expense to average total assets	4.91%	4.67%
Average interest-earning assets to average interest-bearing liabilities	115.69%	115.96%

	Successor Company (1)
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,067	$3,264	$2,733	$2,195
Commercial real estate	442	1,998	2,797	3,601
Construction	0	0	121	121
Home equity	255	182	205	205
Commercial business	1,108	1,119	1,224	559
Consumer	309	329	356	527

	5,181	6,892	7,436	7,208

Purchased portfolio:
Residential real estate	0	0	0	0
Commercial real estate	0	0	0	0
Commercial business	0	0	0	0

	0	0	0	0

Total nonperforming loans	5,181	6,892	7,436	7,208
Repossessed collateral	915	837	463	690

Total nonperforming assets	$6,096	$7,729	$7,899	$7,898

Past due loans to total loans	2.06%	2.29%	2.20%	2.41%
Ratio of nonperforming loans to total loans	1.50%	1.99%	2.35%	2.33%
Ratio of nonperforming assets to total assets	1.02%	1.30%	1.35%	1.32%
Allowance for loan losses to total loans	0.22%	0.21%	0.22%	0.14%
Allowance for loan losses to nonperforming loans	14.44%	10.69%	9.55%	6.06%

Commercial real estate loans to risk-based capital (5)	238.25%	236.88%	194.08%	200.53%
Net loans to core deposits (6)	88.65%	91.34%	84.75%	84.40%
Purchased loans to total loans	16.16%	14.83%	3.90%	0.21%
Equity to total assets	10.90%	11.08%	11.27%	10.89%
Tier 1 leverage capital ratio	11.85%	11.86%	11.85%	10.35%
Total risk-based capital ratio	19.49%	19.28%	21.02%	18.99%

Total stockholders’ equity	$64,870	$65,900	$66,188	$64,954
Less: Preferred stock	(4,227)	(4,227)	(4,227)	(4,227)

Common stockholders’ equity	60,643	61,673	61,961	60,727
Less: Intangible assets	(4,749)	(5,012)	(5,348)	(13,133)

Tangible common stockholders’ equity	$55,894	$56,661	$56,613	$47,594

Book value per common share	$17.29	$17.58	$17.66	$17.33
Tangible book value per share (7)	$15.94	$16.15	$16.14	$13.58

(1)	“Successor Company” means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010.
(2)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.
(5)	For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.
(6)	Core deposits includes all non-maturity deposits and maturity deposits less than $250 thousand. Net loans includes loans held-for-sale.
(7)	Tangible book value per share represents total stockholders’ equity less the sum of preferred stock and intangible assets divided by common shares outstanding.